UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 30, 2013

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 19, 2013, GigOptix, Inc. (“GigOptix” or the “Company”) settled all pending lawsuits between the Company and M/A-COM Technology Solutions, Inc. (“MACOM”), MACOM’s wholly-owned subsidiary Optomai, Inc. (“Optomai”), and three employees of Optomai. In connection with the successful outcome of the mediation, entry into the global confidential settlement agreement, and receipt of $7.25 million on September 24, 2013, the Compensation Committee of the Board on September 30, 2013 approved special one-time cash bonuses for the executive officers of the Company as follows:

Executive Officer	Bonus
Dr. Avi Katz	$210,000
Curt Sacks	$70,000
Andrea Betti-Berutto	$70,000

These bonuses will be paid in accordance with the Company’s normal payroll practices and subject to normal employee tax withholding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Chief Executive Officer

Date: October 4, 2013